ABA Names Darren Cioffi Chief Financial Officer

INDIANAPOLIS, IN January 17, 2007 (PR Newswire) The American Basketball Association (ABA) (OTC:BB ABKB) today announced that Darren Cioffi has been appointed the Company's Chief Financial Officer.

Mr. Cioffi is the CEO of Cioffi Business Management Services, a management consulting firm, and has worked with public companies, specializing in the financial services as well as analysis, development and implementation of organizational structure.

Mr. Cioffi earned his BS in accounting from Long Island University and is a member of the National Society of Accountants and is accredited by the Accreditation Council for Accounting & Taxation, Inc. Mr. Cioffi is the co-owner and CEO of the Strong Island Sound, an ABA professional basketball team.

About American Basketball Association, Inc.
American Basketball Association, Inc. is an Utah corporation that is engaged in operating a professional basketball league composed of teams in the United States, Canada and Mexico. ABA also markets league-related merchandise and other products and is developing or expanding media outlets and ancillary entertainment businesses that complement the league's operations. For more information about the ABA please visit www.abalive.com. To be added to the ABA news distribution list please click here: http://www.abalive.com/ir.html?b=1485&1-1.

 Safe Harbor Statement
This release contains forward-looking statements. Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of the Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements in this news release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information. Assumptions and other information that could cause results to differ from those set forth in the forward-looking statement.

Source: American Basketball Association.

Contact: Joe Newman
American Basketball Association
(317) 844-7502